UNITED STATES
SECURITIES and EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

January 26, 2018

Tengasco, Inc.
(Exact Name of Registrant as specified in its charter)

Commission File Number 1-15555

Delaware	87-0267438
(State of incorporation)	(I.R.S. Employer Identification No.)

8000 E. Maplewood Avenue, Suite 130, Greenwood Village CO 80111
(Address of Principal Executive Office)

(720)  420-4460
(Registrant's Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

f an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

Tengasco, Inc. (the “Company”) announced that together with its wholly owned subsidiary Manufactured Methane Corporation, the Company had today closed the sale of all of the methane facility gas treatment facilities and electricity generation facilities located at the Carter Valley landfill owned by Republic Services, Inc. in Hawkins County, Tennessee. These assets and all related supply contracts and sales agreements related to the assets were purchased by Tennessee Renewable Group LLC, a Tennessee limited liability company, effective December 31, 2017, for cash in amount of $2.65 million. Following this sale, the Company neither owns nor operates any assets in Tennessee and no longer has any employees in that state.  The Company intends to utilize the proceeds of the sale for general corporate purposes.

Item 9.01	Financial Statements and Exhibits

Exhibits

99.1	Press Release issued January 26, 2018

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: January 26, 2018

Tengasco, Inc.

	By:	s/Michael J. Rugen
Michael J. Rugen,
Chief Executive Officer